(Exhibit 24)

THE MCGRAW-HILL COMPANIES, INC.

(the “Corporation”)

Registration Statement

On Form S-8

POWER OF ATTORNEY

The undersigned hereby appoint Kenneth M.Vittor and Scott L. Bennett, or either of them, their true and lawful attorneys-in-fact with authority to execute in the name of each such person and in each capacity stated below, and to file with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 in the form which the Corporation deems appropriate for the purpose of registering, pursuant to the Securities Act of 1933, as amended, 3,000,000 additional shares of Common Stock, par value $1.00 per share, of the Corporation in connection with The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries, and the Standard & Poor’s 401(k) Profit Sharing Plan for Represented Employees, and to execute and file in the name of each such person and in each capacity stated below, from time to time, all amendments, including post-effective amendments, and all supplements to such Registration Statement, which the Corporation deems appropriate.

This Power of Attorney may be executed in counterparts, all of which, taken together, shall constitute one and the same instrument.

/s/ Harold McGraw III	Principal Executive Officer and Director	February 27, 2009
Harold McGraw III

/s/ Robert J. Bahash	Principal Financial Officer	February 27, 2009
Robert J. Bahash

/s/ Emmanuel N. Korakis	Principal Accounting Officer	February 27, 2009
Emmanuel N. Korakis

/s/ Pedro Aspe	Director	February 27, 2009
Pedro Aspe

/s/ Winfried F.W. Bischoff	Director	February 27, 2009
Winfried F.W. Bischoff

/s/ Douglas N. Daft	Director	February 27, 2009
Douglas N. Daft

/s/ Linda Koch Lorimer	Director	February 27, 2009
Linda Koch Lorimer

/s/ Robert P. McGraw	Director	February 27, 2009
Robert P. McGraw

/s/ Hilda Ochoa-Brillembourg	Director	February 27, 2009
Hilda Ochoa-Brillembourg

/s/ Michael Rake	Director	February 27, 2009
Michael Rake

/s/ James H. Ross	Director	February 27, 2009
James H. Ross

/s/ Edward B. Rust, Jr.	Director	February 27, 2009
Edward R. Rust, Jr.

/s/ Kurt L. Schmoke	Director	February 27, 2009
Kurt L. Schmoke

/s/ Sidney Taurel	Director	February 27, 2009
Sidney Taurel